Exhibit 7.23

BELL CANADA

Company

and

BCE INC.

Guarantor

TO

COMPUTERSHARE TRUST COMPANY OF CANADA

Trustee

Subordinated Indenture

Dated as of March 27, 2025

Subordinated Debt Securities

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-iii-

-iv-

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SUBORDINATED INDENTURE, dated as of March 27, 2025 (this “Indenture”), among BELL CANADA, a corporation incorporated under the laws of Canada (the “Company”), having its principal executive office at 1, carrefour Alexander-Graham-Bell, Building A, 8th Floor, Verdun, Québec, Canada H3E 3B3, BCE INC., a corporation incorporated under the laws of Canada (the “Guarantor”), having its principal executive office at 1, carrefour Alexander-Graham-Bell, Building A, 8th Floor, Verdun, Québec, Canada H3E 3B3, and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing and licensed under the federal laws of Canada, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at 650 de Maisonneuve Boulevard West, 7th floor, Montreal, Quebec, H3A 3T2.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

RECITALS OF THE GUARANTOR

The Guarantor desires to make the Guarantees provided for herein.

All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date of such computation;

(3) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) all references to “dollars” and “$” shall mean Canadian dollars unless otherwise indicated.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Approved Bank” has the meaning specified in Section 606.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 613 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Investments” has the meaning specified in Section 606.

“Board of Directors”, when used with reference to the Company or the Guarantor, means either the board of directors, or any duly authorized committee of such board authorized to act for it hereunder, of the Company or of the Guarantor, as the case may be.

“Board Resolution”, when used with reference to the Company or the Guarantor, means a copy of a resolution certified by the secretary or an assistant secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means a day, except Saturdays, Sundays, or other day on which banking institutions in that Place of Payment, the provinces of Ontario or Québec are authorized or obligated by law to close.

“CDS” means CDS Clearing and Depository Services Inc., together with its successors from time to time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company or of the Guarantor, in the case of the Company, by an Officer of the Company, or, in the case of the Guarantor, by an Officer of the Guarantor.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, and which office at the date of the execution of this instrument is located at 650 de Maisonneuve Boulevard West, 7th floor, Montreal, Quebec, H3A 3T2, Attention: General Manager, Corporate Trust or by email to noticesctmontreal@computershare.com, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Debt” means all indebtedness issued, assumed or guaranteed for borrowed money or for the deferred purchase price of property.

“Defaulted Interest” has the meaning specified in Section 307.

“Definitive Securities” means individually certificated Securities in definitive form registered in the name of the Holder hereof and not held by a Depository.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, (i) CDS, or (ii) any other organization recognized as a “clearing agency” pursuant to applicable securities laws that is designated in or pursuant to the related indenture supplemental hereto to act as Depositary for such Securities as contemplated by Section 301, together with its successors in such capacity.

“Event of Default” has the meaning specified in Section 501.

“Expiration Date” has the meaning specified in Section 104.

“Extraordinary Resolution” has the meaning specified in Section 1513.

“Global Security” means a fully registered Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities) and held by, or on behalf of, the Depository designated for such Security or a nominee thereof.

“Government Obligations” means direct non-callable obligations of, or guaranteed by, Canada for the payment of which guarantee or obligations the full faith and credit of Canada is pledged.

“Guarantee” means any guarantee of the Guarantor endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the guarantee set forth in Section 1301.

“Guaranteed Obligations” has the meaning specified in Section 1301.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor corporation.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Holders’ Request” means, in respect of an Act of Holders of a series, an approval of or direction to make, give or take such Act given (i) by Holders of more than 50% of the principal amount of such series then Outstanding voted (either in person or by proxies duly appointed in writing) at a meeting of such Holders duly called and held in accordance with the provisions of Article Fifteen or (ii) pursuant to an instrument in writing signed in one or more counterparts by Holders (in person or by their agent duly appointed in writing) of more than 50% of the principal amount of such series then Outstanding.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Legislation” means the provisions, if any, of any statute of Canada or a province thereof, and the respective regulations thereunder, relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of companies issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officer” means, unless otherwise provided for in this Indenture, the chair of the Board of Directors, the president, a Vice-President, the treasurer, the secretary, any assistant treasurer or an assistant secretary and, whenever duly empowered, any other officer or employee. The Officer signing an Officer’s Certificate given by the Company or the Guarantor pursuant to Section 1005 shall be the principal executive, financial or accounting officer of the Company or the Guarantor, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Guarantor, and who shall be acceptable to the Trustee.

“Ordinary Resolution” has the meaning specified in Section 1512.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which defeasance has been effected pursuant to Section 403;

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5) Securities that have been partially redeemed, in which case only the unredeemed portion of the Securities shall be deemed to be Outstanding;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or are present at a meeting of Holders of Securities for quorum purposes, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more non-Canadian dollar currencies or currency units which shall be deemed to be Outstanding shall be the Canadian dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.

“Paying Agent” means any Person (which may be the Company, the Guarantor, the Trustee or the Security Registrar) authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company. Initially, the Trustee shall be the Paying Agent.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same Debt as the mutilated, destroyed, lost or stolen Security.

“Proceeding” has the meaning specified in Section 501(5).

“Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“SEDAR+” means the system for the transmission of documents known as the System for Electronic Data Analysis and Retrieval + or any successor computer system maintained by the Canadian securities administrators for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format.

“Serial Meeting” has the meaning specified in Section 1518.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation the majority of the shares of the share capital of which at the time outstanding, having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of directors of such corporation, is owned directly or indirectly by the Company or the Guarantor, as the case may be, or by one or more of its Subsidiaries or by the Company or the Guarantor, as the case may be, in conjunction with one or more of its Subsidiaries;

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Vice-President”, when used with respect to the Company, the Guarantor or the Trustee, means any vice-president, whether or not designated by a number or a word or words added before or after the title “vice-president”.

SECTION  102. Compliance Certificates and Opinions.

Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1005) shall include:

(1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

SECTION  103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such counsel’s certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; or (ii) the record of such Holders voting in favor thereof, either present or represented by proxies duly appointed in writing, at any meeting of such Holders duly called and held in accordance with the provisions of Article Fifteen. Except as herein otherwise expressly provided, such action shall become effective when such instrument or record is, or instruments are, delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments, and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting or by proxy. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601 and applicable law) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1515.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than such person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and the Guarantor in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee, Company and Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its secretary, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor.

The Trustee promptly shall notify Holders, or cause Holders to be notified, of any notice of address furnished in writing to the Trustee by the Company or the Guarantor as described in Clause (2) of this Section.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding anything in the Indenture to the contrary, where this Indenture provides for notice of any event to a Holder of a Global Security, such notice will be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice

SECTION 107. Conflict with Legislation

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of the Legislation, such mandatory requirement shall prevail.

The Company agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Legislation. The Trustee agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Legislation.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities or in the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders, and the holders of any obligations of the Company or the Guarantor to which the Securities of such series are subordinated pursuant to Section 301(19), any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law and Attornment.

This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein. With respect to any suit, action or proceedings relating to this Indenture or any Securities, each of the Company, the Guarantor, the Trustee and, by their acceptance of Securities and the benefits of this Indenture and any indentures supplemental hereto, the Holders from time to time irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Québec.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment.

SECTION 114. Documents in English.

Each of the Company, the Guarantor, the Trustee and, by their acceptance of Securities and the benefits of this Indenture (including any indentures supplemental hereto), the Holders acknowledge and agree that this Indenture, each Security and each document related hereto and thereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of such Persons. La société, la caution, le fiduciaire et, par leur acceptation des titres et des bénéfices du présent acte de fiducie (y compris tout autre acte de fiducie supplémentaire), les détenteurs reconnaissent et conviennent que les présentes, chaque titre ainsi que tout document qui s’y rattache (incluant tout document rédigé en français et en anglais) soient rédigés en langue anglaise à la volonté expresse des parties.

SECTION 115. Language of Notices, etc.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language (or in the French language in the Province of Québec, but only to the extent required by law), except that, if the Company so elects, any published notice may be in an official language of the country of publication to the extent permitted by law.

SECTION 116. Currency of Payment.

Unless expressly provided to the contrary in this Indenture or otherwise expressly provided in any indentures supplemental hereto, all payments to be made hereunder and in respect of any series shall be made in Canadian dollars.

SECTION 117. Trust created within the meaning of the Civil Code of Québec.

Any trusts created or constituted by the terms hereof (particularly those created and constituted by Sections 307, 401, 402, 506 and 1004) and the administration of any such trusts shall be governed by and in accordance with the provisions hereof (and, in particular, Article Six hereof) which, to the extent permitted by applicable law, shall supersede any provisions of applicable law (including, without limitation, those relating to the administration of property of others), it being the intention of the parties that this Indenture and the Securities issued pursuant hereto shall constitute the entire agreement of the parties.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution, in one or more indentures supplemental hereto or in an Officer’s Certificate delivered pursuant to Section 301, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. If all the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

The Guarantees to be endorsed on the Securities of each series shall be in substantially the form set forth in Section 205, or in such other form as shall be established by or pursuant to a Board Resolution of the Guarantor or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the person duly authorized thereto executing such Guarantees, all as evidenced by such execution. If the form of Guarantees to be endorsed on the Securities of any series is established by action taken pursuant to a Board Resolution of the Guarantor, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Guarantor and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

[Insert any legend required by Section 204.]

[Insert any legend required by the Income Tax Act (Canada) and the regulations thereunder or applicable securities laws.]

BELL CANADA

[Insert title of Securities]

No.	[$]

CUSIP No.

Bell Canada, a corporation duly organized and existing under the laws of Canada (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to        , or registered assigns, the principal sum of         [Dollars] on

[if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on      and      in each year, commencing     , at the rate of  % per annum, until the principal hereof is paid or made available for payment [if applicable, insert — , provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of  % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the     or     (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may, at the Company’s election, either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner deemed appropriate by the Trustee not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of  % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of  % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that at the option of the Company payment of interest may be made by [electronic fund transfer or] check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (or, solely in the case of a Global Security, facsimile or electronic signature), this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Unless otherwise specifically stated, all dollar amounts in this Security are expressed in Canadian dollars.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BELL CANADA

By:
By:

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [●], 20[●] (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, BCE Inc., as Guarantor (herein called the “Guarantor”, which term includes any successor Person under the Indenture) and Computershare Trust Company of Canada, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to [$]   ].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 10 days’ notice, [if applicable, insert — (1) on     in any year commencing with the year     and ending with the year     through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after    , 20 ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before    ,  %, and if redeemed] during the 12-month period beginning     of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 10 days’ notice, (1) on     in any year commencing with the year     and ending with the year     through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after    ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning     of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to  % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The sinking fund for this series provides for the redemption on      in each year beginning with the year     and ending with the year      of [if applicable, insert — not less than [$]   (“mandatory sinking fund”) and not more than] [$]   aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — , in the inverse order in which they become due].]

[Insert description of any right of the Company to redeem the Securities of this series in whole or in part.]

[If applicable, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[Insert description regarding subordination of the Security.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.]

[If applicable, insert provisions with respect to the option of Holders to require purchase or repayment of Securities of this series by the Company at the option of the Holder and the issuance of Securities in lieu of Securities purchased or repaid by the Company at the option of the Holder.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [— insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture contains provisions making binding upon all Holders of the Securities Outstanding thereunder resolutions passed at meetings of Holders of the Securities held in accordance with such provisions and instruments signed by the Holders of a specified majority of the Securities.

The Indenture also contains provisions permitting the Holders of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive by Ordinary Resolution compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver, receiver and manager, monitor or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and shall fund and indemnify the Trustee to its reasonable satisfaction against costs, expenses and other liabilities of instituting such proceeding, and the Trustee shall not have received by Extraordinary Resolution or Holders’ Request from the Holders of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney or mandatary duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of [$]   and [any integral multiple] [integral multiples of [$]  ] thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 205. Form of Guarantee.

Guarantees to be endorsed on the Securities shall, subject to Section 201, be in substantially the form set forth below; words enclosed in brackets shall be inserted if applicable:

For value received, the Guarantor (which term includes any successor Person under the Indenture), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee referred to in such Indenture due and prompt payment of the principal of (and premium, if any) and interest on such Security [and the due and prompt payment of the sinking fund payments provided for therein,] (the “Guaranteed Obligations”) when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein (the “Guarantee”). In case of the failure of the Company (which term includes any successor Person under the Indenture) punctually to make any such payment of Guaranteed Obligations, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as solidary codebtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, any failure to enforce the provisions of any Security of any series or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of any Security of any series or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of amalgamation, merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of a Security issued under this Indenture and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Security except by payment in full of the principal of (and premium, if any) and interest on such Security.

Subject to the provisions with respect to the subordination of this Guarantee to other obligations of the Guarantor as described below, this Guarantee shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the Guaranteed Obligations or of any security therefore to which the parties thereto may hereafter agree, nor by any agreements or arrangements whatever with the Company or anyone else. The liability of the Guarantor hereunder is direct and unconditional and may be enforced without requiring the Trustee first to resort to any other right or security. The Guarantor hereby waives all benefits of division and discussion. The obligation of the Guarantor hereunder shall be irrevocable and unconditional irrespective of, shall not be affected or limited by, and shall not be subject to any defense, set-off, counterclaim or termination by reason of: (i) the legality, genuineness, validity, regularity or enforceability of this Guarantee or the liabilities of the Company guaranteed hereby; (ii) any provision of applicable law or regulation prohibiting the payment by the Company of the Guaranteed Obligations; or (iii) any other fact or circumstance which might otherwise constitute a defense to a guarantee, including without limitation, any failure to perfect or continue the perfection of any security interest, hypothec or other lien securing all or any part of the Guaranteed Obligations, the invalidity or unenforceability of any of the Guaranteed Obligations, or the release of any party guaranteeing all or a portion of the Guaranteed Obligations. The Guarantor confirms that in executing and delivering this Guarantee it has not relied on any representation, warranty or other statement or agreement by the Trustee. All recourses of the Trustee hereunder shall be exercised in accordance with its powers under the Indenture.

The obligations of the Guarantor to which this Guarantee is subordinated as described below shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such obligations of the Guarantor then outstanding. Upon the payment in full of all such obligations of the Guarantor, the Guarantor shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

[Insert description regarding subordination of the Guarantee.]

All terms used in this Guarantee which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

BCE INC.

By:
By:

SECTION 206. Form of Trustee’s Certificate of Authentication.

Subject to Section 613, the Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA As Trustee

By:
Authorized Officer

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established by or pursuant to a Board Resolution of the Company and by or pursuant to a Board Resolution of the Guarantor, and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of the Company, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of any Securities of the series is payable;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, any restrictions that may be applicable to any such transfer or exchange in addition to or in lieu of those set forth herein, and the place or places where notices and demands to or upon the Company or the Guarantor in respect of the Securities of such series may be made;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of Canada, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of Canada for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12)  if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 403 and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced and any other provisions governing exchanges or transfers of any such Global Security;

(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17) any addition to, deletion from or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(18) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

(19) the terms of the subordination of the Securities of the series to other obligations of the Company (including Securities of other series, as applicable), the terms of the subordination of the Guarantee with respect to such Securities to the other obligations of the Guarantor, and any related provisions; and

(20) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(6)).

All Securities of any one series shall be substantially identical except as to denomination and number and except as may otherwise be provided in or pursuant to such Board Resolutions and set forth (or determined in the manner provided in) in such Officer’s Certificates or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company or the Guarantor, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company or of the Guarantor, as the case may be, and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

The Trustee shall certify and deliver to or to the order of the Company, Securities issuable under this Indenture, only upon receipt by the Trustee of (i) an Officer’s Certificate stating that no Event of Default has occurred and is continuing, and (ii) an Opinion of Counsel to the effect that all legal requirements in respect of the proposed issue of such Securities have been satisfied.

No Securities will be certified or delivered under this Indenture if, at the time of such certification and delivery, an Event of Default has occurred and is continuing.

SECTION 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any two Officers holding one or more of the following offices: chair of the Board of Directors, president, Vice-President, treasurer or secretary. Any such signature may be manual or printed or otherwise mechanically reproduced and may, but need not be, under or accompanied by the corporate seal of the Company or a reproduction thereof.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. The Guarantee, by the endorsement of its text on any Security authenticated and delivered by the Trustee, shall bind the Guarantor with respect to such Securities notwithstanding that the individuals who were at the time of the execution of the Guarantee proper Officers of the Guarantor and whose manual or facsimile signatures are borne thereon have ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Security.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company (having endorsed thereon the text of the Guarantees) to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.

If the form or terms of the Securities of the series, or the Guarantees, the text of which is endorsed thereon, have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) if the form of such Securities or Guarantees has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(4) that such Guarantees, when the Securities upon which they shall have been endorsed shall have been authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the two preceding paragraphs, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature (or, solely in the case of a Global Security, facsimile or electronic signature), and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security or the Guarantee endorsed thereon shall have been authenticated and delivered hereunder but never issued and sold by the Company or the Guarantor, as the case may be, and the Company and the Guarantor shall deliver such Security and Guarantee to the Trustee for cancellation as provided in Section 310, for all purposes of this Indenture such Security or Guarantee shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

Pending the preparation of Definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities having endorsed thereon the text of the Guarantee which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause Definitive Securities of that series to be prepared without unreasonable delay.

After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, having endorsed thereon a Guarantee duly executed by the Guarantor.

Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series and tenor.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney or mandatary duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for registered Securities, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security or (ii) has ceased to be recognized as a clearing agency pursuant to applicable securities laws, and the Company is unable to locate a qualified successor, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Company and the Guarantor each so direct the Trustee by Company Order or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount having endorsed thereon a Guarantee duly executed by the Guarantor, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, having endorsed thereon a Guarantee duly executed by the Guarantor and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, payment of interest due upon the principal amount of each interest-bearing Security will be made on the applicable Interest Payment Date in the following manner. The Company (either directly or through the Trustee or any agent of the Trustee), (i) shall transfer, or arrange for the transfer of, immediately available funds by electronic funds transfer for such interest to an account maintained by the Holder in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date, or, (ii) at least three (3) Business Days before each Interest Payment Date, will forward or cause to be forwarded by prepaid ordinary mail (or in the event of mail service interruption, by such other means as the Trustee and the Company determined to be appropriate), a cheque for such interest (less any tax required by law to be withheld or deducted) payable to the order of the Holder of such Security appearing on the Security Register at the close of business on the Record Date and addressed to the Holder at the Holder’s last address appearing on the Security Register, unless otherwise directed in writing by the Holder. The transfer of such funds or the forwarding of such cheque, as applicable, will satisfy and discharge the liability for the interest on such Securities to the extent of the sum represented thereby (plus the amount of any tax withheld or deducted as aforesaid) unless in the case of payment by cheque, such cheque is not paid on presentation at the Place of Payment at which interest upon such Securities is payable. In the event of the non-receipt of such cheque or electronic funds transfer by the applicable Holder or the loss, theft, or destruction thereof, the Company, upon being furnished with evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue or initiate or cause to be issued or initiated to such Holder a replacement cheque or electronic funds transfer for the same amount.

If payment is made through the Trustee, by 11:00 a.m. (Montréal, Canada time) at least one Business Day prior to each Interest Payment Date or to the date of mailing the cheques for the interest due on an Interest Payment Date, whichever is earlier, the Company shall deliver sufficient funds to the Trustee by electronic funds transfer or certified cheque or make such other arrangements for the provision of funds as may be agreed between the Trustee and the Company in order to effect such interest payment hereunder. The Trustee shall have no obligation to disburse funds pursuant to this Section 307 unless the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such Interest Payment Date.

So long as the Securities or any portion thereof are represented by a Global Security, then all payments of interest on the Global Security shall be made by electronic funds transfer made payable to the Depository or its nominee in accordance with the rules of the Depositary, unless the Company and the Depository otherwise agree, and the receipt of the Depository or its nominee, as the case may be, therefor shall be a valid discharge to the Trustee, any registrar of the Securities and the Company, who shall be entitled to rely upon the Depository and its participants to ensure that funds are advanced to beneficial Holders of Securities. None of the Company, the Guarantor, the Trustee or any agent of the Trustee for any Security represented by a Global Security will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Security or for maintaining, reviewing or supervising any records relating to such beneficial interests.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Payment of Amounts Due on Maturity

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, payments of amounts due upon maturity of the Securities will be made in the following manner. On or before 11:00 a.m. (Montréal, Canada time) on the Business Day before each Stated Maturity for Securities Outstanding from time to time under this Indenture, the Company will deposit to the Trustee by electronic funds transfer or certified cheque an amount sufficient to pay the amount payable in respect of such Securities (less any tax required by law to be withheld or deducted) against surrender of the Security to the Trustee. The deposit of such amount to the Trustee will satisfy and discharge the liability of the Company for the Security (plus the amount of any tax withheld or deducted as aforesaid), and such Security will thereafter not be considered as Outstanding under this Indenture and such Holder will have no other right than to receive the amount to which it is entitled out of the money so deposited or made available.

In the case of Global Securities, on or before 11:00 a.m. (Montréal, Canada time) on the Business Day prior to the applicable Stated Maturity, the Company (either directly or through the Trustee or any agent of the Trustee), will deliver to the Depository by electronic funds transfer an amount sufficient to pay the amount payable in respect of such Global Securities (less any tax required to be withheld or deducted) against surrender to the Trustee of the Global Security. The transfer of such electronic funds to the Depository will satisfy and discharge the liability of the Company for the Securities (plus the amount of any tax withheld or deducted as aforesaid) and such Securities will thereafter not be considered as Outstanding Securities under this Indenture unless such electronic funds transfer is not received.

The Trustee shall have no obligation to disburse funds pursuant to this Section 308 unless the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Stated Maturity.

SECTION 309. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee or any agent of the Company or any Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Security, the operation of customary practices and adherence to the Applicable Procedures governing the exercise of the rights of the Depositary as a Holder of such Global Security.

SECTION 310. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the customary procedures of the Trustee.

SECTION 311. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of equal semi-annual payments when calculating amounts due on any Interest Payment Date and the actual number of days elapsed and a 365-day or 366-day year, depending upon the actual number of days in the applicable year, when calculating accruals during any partial interest period.

SECTION 312. CUSIP Numbers.

The Company in issuing any series of the Securities may use CUSIP numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption with respect to such series, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of that series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of that series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change of such CUSIP numbers.

SECTION 313. Original Issue Discount.

If any of the Securities is an Original Issue Discount Security, the Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year.

ARTICLE FOUR

SATISFACTION AND DISCHARGE AND DEFEASANCE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust, as provided in Section 1004) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making payment on such Securities, cash in Canadian dollars, Government Obligations or a combination of any of the foregoing in an amount sufficient (without reinvestment) to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 613 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1004 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1004, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money and Government Obligations have been deposited with the Trustee.

SECTION 403. Defeasance.

(1) The Company is deemed to have fully paid, satisfied and discharged all of the Outstanding Securities and the Trustee, at the request and expense of the Company, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Securities when, with respect to all of the outstanding Securities:

(A) the Company has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Securities, an amount in money, sufficient to pay, satisfy and discharge the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities;

(B) the Company has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable with respect to all of such Securities (together with all applicable expenses of the Trustee in connection with the payment of such Securities); and

(C) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Securities have been complied with.

(2) Upon the satisfaction of the conditions set forth in Section 403(1) with respect to all the Outstanding Securities, the terms and conditions of the Securities, including the terms and conditions with respect thereto set forth in this Indenture shall, except as expressly provided to the contrary, no longer be binding upon or applicable to the Company.

(3) Any funds deposited with the Trustee pursuant to Section 403(1) shall be denominated in the currency or denomination of the Securities in respect of which such deposit is made.

(4) The Company will be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustee under the terms of an escrow or trust agreement in form and substance satisfactory to the Company and the Trustee, solely for the benefit of the holders of a particular series of Securities stated therein, cash or securities denominated in the currency in which principal is payable constituting direct obligations of Canada or an agency or instrumentality of Canada, which will be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.

(5) If the Trustee is unable to apply any amounts in accordance with Section 403(1) by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the affected Securities shall be revived and reinstated as though no amounts had been deposited pursuant to Section 403(1) until such time as the Trustee is permitted to apply all such amounts in accordance with Section 403(1), provided that if the Company has made any payment in respect of principal and any premium or interest on Securities or, as applicable, other amounts because of the reinstatement of its obligations, the Company is subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee.

SECTION 404. Continuance of Rights, Duties and Obligations.

Where trust funds or trust property have been deposited pursuant to Section 403, the Holders and the Company shall continue to have and be subject to their respective rights, powers, trusts, obligations, duties and responsibilities under Article 3 and Article 11.

In the event that, after the deposit of trust funds or trust property pursuant to Section 403, the Company is required to make an offer to purchase any Outstanding Securities, the Company is entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 403 for the purpose of paying to any Holders of such Securities who have accepted any such offer of the total offer price payable in respect of an offer relating to any of such Securities. Upon receipt of a Company Order, the Trustee is entitled to pay to such Holder from such trust money or trust property deposited with the Trustee pursuant to Section 403 in respect of the Securities which is applicable to the Securities held by such Holders who have accepted any such offer of the Company (which amount is to be based on the applicable principal amount of the Securities held by accepting offerees in relation to the aggregate outstanding principal amount of all the Securities). Notwithstanding anything else in this Section 404, all funds remaining after the full payment, satisfaction and discharge of such Securities shall be returned to the Company after the deduction of reasonable costs and expenses incurred by the Trustee in remitting the funds to the Holders.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 403 with respect to any Securities which, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the defeasance with respect to such Securities pursuant to Section 403.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by provisions with respect to the subordination of the Securities of such series as contemplated by Section 301(19) or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal of or premium (if any) on any Security at its Maturity or otherwise and any such default shall have continued for a period of 5 days; or

(2) default in the payment of any installment of interest upon any Security at its Maturity and any such default shall have continued for a period of 90 days; or

(3) default in the payment of any purchase or sinking fund, amortization fund or analogous fund installment on any Security as and when the same shall become due and payable, and such default shall have continued for a period of 30 days; or

(4) default by the Company in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or any indenture supplemental hereto or in any Security and such default shall have continued for a period of 90 days after written notice to the Company and the Guarantor by the Trustee specifying such default and requiring it to be remedied and stating that such a notice is a “Notice of Default” hereunder or after written notice to the Company, the Guarantor and the Trustee by the Holders of not less than 25% in principal amount of the Outstanding Securities (excluding Securities of any series not entitled to the benefits of such covenant, agreement or condition); or

(5) the Company shall have made an assignment for the general benefit of creditors or shall be adjudicated insolvent or bankrupt, or shall have petitioned or shall have applied to any court having jurisdiction for the appointment of a receiver, receiver and manager, monitor, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; or the Company shall have commenced any proceeding relating to the Company or any substantial portion of the property of the Company under any insolvency reorganization, arrangement, or readjustment of Debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this Clause called “Proceeding”); or if there shall have been commenced against the Company any Proceeding and an order approving such Proceeding shall have been rendered, or such Proceeding shall have remained undischarged for a period of 60 days; or a receiver, receiver and manager, monitor, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company shall have been appointed; or the Company shall have indicated consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, receiver and manager, monitor, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company, provided that a resolution or order for winding-up the Company with a view to its consolidation, amalgamation or merger with another corporation or the transfer of its assets as a whole, or substantially as a whole, to such other corporation as provided in Section 801 shall not make the rights and remedies herein enforceable under this Clause if such last-mentioned corporation shall, as a part of such consolidation, amalgamation, merger or transfer, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 801; or

(6) any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee may, and shall, if so requested by the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company and the Guarantor, and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of the Outstanding Securities of that series may, by Ordinary Resolution/a Holders’ Request, rescind and annul such declaration and its consequences (provided that if the Event of Default in respect of which acceleration has been declared pursuant to this Section 502 relates to a covenant applicable to one or more particular series of Securities, the declaration of acceleration may be rescinded and annulled by Ordinary Resolution/a Holders’ Request of the Holders of the Outstanding Securities of such series) if

(1) written notice of such Ordinary Resolution/Holders’ Request is delivered to the Company, the Guarantor and the Trustee;

(2) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest, if any, on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, and

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities,

and

(3) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 90 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of five days,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may, and shall, upon the request in writing of the Holders of not less than 25% in principal amount of the Outstanding Securities of such series and upon being indemnified and funded to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, the Guarantor (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, receiver and manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607; and

SECOND: Subject to provisions with respect to the subordination of such Securities to other obligations of the Company as contemplated by Section 301(19), to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, receiver and manager, monitor or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Extraordinary Resolution or Holders’ Request of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders, subject to provisions with respect to the subordination of such Securities or the Guarantee to other obligations of the Company or the Guarantor as contemplated by 301(19).

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of the Outstanding Securities of any series shall have the right by Ordinary Resolution to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (and the Trustee may act at the direction of the requisite Holders without liability) or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of the Outstanding Securities of any series may by Ordinary Resolution, on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default in the payment of the principal of or any premium or interest on any Security of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided by applicable law, provided that neither this Section nor applicable law shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, the Company or the Guarantor.

SECTION 515. Waiver of Usury, Stay or Extension Laws.

The Company and the Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee set out in this Indenture shall be subject to any applicable provision of law.

Except during the continuance of an Event of Default, the duties of the Trustee shall be determined solely by the provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care, diligence and skill in its exercise, as a reasonably prudent trustee would exercise or use under the circumstances in the conduct of such person’s own affairs.

Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

SECTION 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series and the Trustee shall have received written notice of such default, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by applicable law within a reasonable time (but not exceeding 30 days after the Trustee becomes aware of such default). For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors of the Company or the Guarantor shall be sufficiently evidenced by a Board Resolution;

(3) The Trustee may employ or retain such counsel and such other experts and advisers as it reasonably requires for the purposes of discharging its duties under this Indenture, and the Trustee may act, or not act, and shall be protected in acting, or not acting, in good faith on the opinion or advice or on information obtained from any such parties and shall not be responsible for any misconduct on the part of any of them. The reasonable costs of such services shall be part of the Trustee’s fees hereunder;

(4) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(5) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent, mandatary or attorney; provided, however, that the Trustee shall cause its agents, mandataries and attorneys to hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is required pursuant to its obligations hereunder;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, mandataries or attorneys and the Trustee shall not be responsible for any misconduct, fault or negligence on the part of any agent, mandatary or attorney appointed with due care by it hereunder;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and by each agent, mandatary, custodian or other Person employed by the Trustee to act hereunder;

(10) in no event shall the Trustee be responsible or liable for any punitive loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11) the Trustee may request that the Company and the Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(12) neither party shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, disruptions or failures; accidents; labor disputes; acts of civil or military authority or governmental actions. Performance times under the Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this paragraph;

(13) to help fight the funding of terrorism and money laundering activities, the Trustee may obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee may ask for the name, address, tax identification number and other information that shall allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. Each party to this Indenture agrees that it shall provide the Trustee with such information as the Trustee may reasonably request of such party;

(14) the Trustee shall not be liable for errors in judgment made in good faith in ascertaining the pertinent facts and may act at the direction of the requisite Holders under the relevant provisions of this Indenture without liability unless arising from its own gross or intentional fault or wilful misconduct; and

(15) delivery of reports, information or other information to the Trustee does not constitute actual or constructive knowledge or notice of the information contained therein.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Investment of Money Held in Trust.

Unless herein otherwise expressly provided, any of the funds held by the Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks listed in Schedule “A” hereto provided that such bank maintains an issuer credit rating from S&P’s of at least “A” (each, an “Approved Bank”), which account may be non-interest bearing and the Trustee and its affiliates shall not be liable to account for any profit from any deposit made with an Approved Bank to the Company, or to the Holders, or to any person or entity. The Trustee may retain the remaining amount of interest, if any, that was earned on such deposited monies made with an Approved Bank for its own use and benefit. All amounts held by the Trustee pursuant to this Indenture shall be held by the Trustee pursuant to the terms of this Indenture and shall not give rise to a debtor-creditor or other similar relationship.

Upon the written direction of the Company and approval of applicable fees by the Company in accordance with and subject to the next paragraph, the Trustee shall, to the extent that doing so is reasonable and possible, invest and re-invest in its name such funds in Authorized Investments in accordance with such direction. For certainty, the Trustee shall not be liable to verify the terms of any written direction to invest any funds. Any direction by the Company to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (Montréal time) on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. (Montréal time), or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Montréal time) on the next Business Day. In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds at an Approved Bank; but the Trustee and its affiliates shall not be liable to account for any profit from any deposit made with an Approved Bank to the Company, or to the Holders, or to any person or entity, other than at a rate, if any, established from time to time by the Trustee or one of its affiliates. All earnings received from the investment of the funds shall be credited to, and shall become a part of, the invested amount, and any bank charges and similar fees as well as losses, if any, on such investments shall be debited from the funds. The amounts held by the Trustee pursuant to this Indenture or invested pursuant to this Section are at the sole risk of the Company and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution of the monies which may result from any deposit made with an Approved Bank or invested pursuant to this Section including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to Maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank. For certainty, after an Event of Default, the Trustee shall only make investments on receipt of appropriate instructions from the Holders by way of an Ordinary Resolution.

Unless otherwise provided in this Indenture, any moneys held by the Trustee, which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee, upon the written direction of the Company, in “Authorized Investments”. For the purpose of this Indenture, “Authorized Investments” means short-term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an affiliate or related party of the Trustee) provided that each such obligation is rated at least AA by DBRS Limited or any equivalent rating by another rating agency.

In the absence of any written direction of the Company to invest cash in an Authorized Investment, funds held by the Trustee shall be deposited in one or more trust accounts to be maintained by the Trustee in the name of the Trustee at one or more Approved Bank.

The Trustee shall have no liability for any loss sustained as a result of any investment selected by and made pursuant to the instructions of the Company or the Holders, as applicable, as a result of any liquidation of any investment prior to its maturity or for failure of either the Company or the Holders, as applicable, to give the Trustee instructions to liquidate, invest or reinvest amounts held with it.

SECTION 607. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee the costs and expenses reasonably incurred by the Trustee in the course of its services hereunder, in connection with the administration or in the performance or observance of its duties hereunder;

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, consultants and counsel), except any such expense, disbursement or advance as may be attributable to its gross or intentional fault, wilful misconduct or bad faith;

(3) to indemnify the Trustee and its officers, directors, employees and agents and to hold them harmless from and against, any liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including reasonable legal or advisor fees and disbursements), arising from the performance of the Trustee’s duties hereunder (unless arising from the Trustee’s gross or intentional fault, wilful misconduct or bad faith) or in connection with the exercise or performance of any of its powers or duties hereunder; and

(4) that the obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the removal and resignation of the Trustee.

SECTION 608. Conflicting Interests.

The Trustee represents to the Company that to the best of its knowledge and belief at the time of execution and delivery hereof, no material conflict exists in the Trustee’s role as fiduciary hereunder. If at any time a material conflict of interest comes into existence in respect of the Trustee’s role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign as Trustee under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Issuer at least 21 days prior to the date upon which such resignation is to take effect. The validity and enforceability of this Indenture and any Security will not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.

To the extent permitted by the Trust Indenture Legislation, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder with respect to the Securities of each series. For so long as required by applicable law, the Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and shall be authorized and, if so required, duly registered to carry on the business of a trust company. The Trustee shall be a Person that is eligible pursuant to applicable law to act as such. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 610 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Extraordinary Resolution pursuant to Section 1511(8).

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company, the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company, the Guarantor or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver or similar officer of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with this Indenture. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Extraordinary Resolution pursuant to Section 1511(8) and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition the Superior Court of Québec for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon the payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged, amalgamated or converted or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 613. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of Canada or any province thereof, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by Canadian federal or provincial authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged, amalgamated or converted or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent (including the authenticating agency contemplated by this Indenture), shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section and reasonably acceptable to the Company, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent..

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantor and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder. If an appointment of an Authenticating Agent or Agents with respect to one or more Securities is made pursuant to this Section, the Company and the Trustee agree that the compensation paid to the Trustee shall be decreased to reflect any change in the services delivered by the Trustee as a result of such appointment, pursuant to a written agreement to be entered into by the Company and the Trustee.

If an appointment of an Authenticating Agent with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA,
As Trustee

By	,
As Authenticating Agent

By
Authorized Officer

SECTION 614. Computations and Calculations

The Company shall be responsible for making all computations and calculations called for hereunder. The Company shall make such calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holders and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

SECTION 615. Electronic Communications.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and, if the Trustee believes in good faith that such Instructions are genuine and from the person purporting to be the sender of such Instructions, that the Trustee shall have the right to conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Company agrees: (i) subject to the immediately preceding sentence, to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any material compromise or unauthorized use of the security procedures to be followed in connection with its transmission of Instructions.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system (including the CDSX System or such similar system used by a global depository) specified by the Trustee as available for use in connection with its services hereunder.

SECTION 616. SEC Reporting

The Company confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the United States Securities and Exchange Act of 1934, as amended (the “Act”) or have a reporting obligation pursuant to Section 15(d) of the Act.

The Company covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the Act or Company shall incur a reporting obligation pursuant to Section 15(d) of the Act, or (ii) any such registration or reporting obligation shall be terminated by the Company in accordance with the Act, the Company shall promptly deliver to the Trustee an officers’ certificate (in a form provided by the Trustee notifying the Trustee of such registration or termination) and such other information as the Trustee may require at the time. The Company acknowledges that Trustee is relying upon the foregoing representation and covenants in order to meet certain United States Securities and Exchange Commission (“SEC”) obligations with respect to those clients who are filing with the SEC.

SECTION 617. Third Party Interests

The Company hereby represents to the Trustee that any account to be opened by the Trustee in connection with this Indenture, for or to the credit of the Company, either (i) is not intended to be used by or on behalf of any third party, or (ii) is intended to be used by or on behalf of a third party, in which case the Company hereby agrees to complete, execute and deliver forthwith to the Trustee, a declaration, in the Trustee’s prescribed form or such other form as may be satisfactory to it, as to the particulars of such third party.

SECTION 618. Privacy Laws

The Trustee and the Company acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a) to provide the services required under this Indenture and other services that may be requested from time to time;

(b) to help the Trustee manage its servicing relationships with such individuals;

(c)  to meet the Trustee’s legal and regulatory requirements; and

(d) if social insurance numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

The Trustee and the Company acknowledge and agree that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website or upon request, including revisions thereto. The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Further, the Company agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless the Company has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

SECTION 619. Fondé de pouvoir

To the extent the Trustee acts as the fondé de pouvoir (holder of the power of attorney) for the Holders of the Securities and to the extent necessary or desirable for the purposes of this Indenture, each Holder of Securities by receiving and holding same accepts and confirms the appointment of the Trustee as fondé de pouvoir (holder of the power of attorney) of such Holder to the extent necessary for the purposes hereof and in accordance with and subject to the provisions hereof, including with respect to and in connection with the Guarantee contemplated by this Indenture.

To the extent necessary and for greater certainty (but without in any way detracting from custom and usage applicable with regards to the relationship between the Company, the Trustee and the Holders of Securities) and subject to any applicable law of public order, it is hereby agreed as follows with regards to the Trustee so acting as fondé de pouvoir (holder of the power of attorney) for the Holders hereunder and each Holder of Securities by receiving and holding same agrees with the Company and the Trustee that:

(1) notwithstanding any other provision hereof and except as may be otherwise set forth in an Extraordinary Resolution or other Holders’ Request, resolution, written instrument, request or direction of any of the Holders of Securities pursuant to this Indenture, relating thereto, no Holders shall be liable to third parties for acts performed by the Trustee (or any other person appointed by the Trustee to perform all or any of its rights, powers, duties, trusts, obligations or responsibilities hereunder) during the exercise of its rights, powers and trusts and the performance of its duties, obligations and responsibilities under this Indenture or for injury caused to such parties by the fault of the Trustee (or any such person), or for contracts entered into in favour of such parties, during such performance and the Trustee (or any such person) alone shall be so liable subject to any rights or recourses which the Trustee (or any such person) may have hereunder or under any applicable law against the Company or any other person (other than a Holder) in connection with any such liability;

(2) except as otherwise expressly provided herein or in an Extraordinary Resolution or other Holders’ Request, resolution, written instrument, request or direction of any of the Holders of Securities pursuant to this Indenture, relating thereto, the Trustee shall not be entitled to receive from the Holders any remuneration or compensation for any services rendered by the Trustee hereunder or reimbursement of any costs, expenses, liabilities, disbursements or advances incurred or made by the Trustee in accordance with any provision of this Indenture or interest thereon;

(3) notwithstanding any other provision hereof and except as may be otherwise set forth in an Extraordinary Resolution or other Holders’ Request, resolution, written instrument, request or direction of any of the Holders of Securities pursuant to this Indenture, relating thereto, no Holder shall be liable to compensate the Trustee for any injury suffered by it by reason of the performance of its rights, powers, duties, trusts, obligations or responsibilities hereunder subject to any rights or recourses which the Trustee may have hereunder or under any applicable law against the Company or any other person (other than a Holder) in connection with such injury;

(4) neither the death nor bankruptcy of a Holder shall terminate the Trustee’s rights, powers, duties, trusts, obligations or responsibilities hereunder with respect to the Securities held by such Holder which shall continue to apply in favour of the Holder or Holders who have acquired such Securities from such deceased or bankrupt Holder;

(5) the bankruptcy of the Trustee shall not terminate its rights, powers, duties, trusts, obligations or responsibilities hereunder provided that such rights, powers, duties, trusts, obligations and responsibilities are assumed by a successor Trustee appointed in accordance with the provisions of Section 610;

(6) so long as any Securities remain Outstanding, (i) each Holder hereby renounces to its right to revoke any mandate relationship created between such Holder and the Trustee hereunder and (ii) the Trustee hereby agrees that it will not revoke any such mandate relationship except through a resignation pursuant to and in compliance with the provisions of Section 610; and

(7) except as otherwise expressly provided herein or in an Extraordinary Resolution or other Holders’ Request, resolution, written instrument, request or direction of any of the Holders of Securities pursuant to this Indenture, relating thereto, the Trustee shall not be obliged to render any account to the Holders nor return to the Holders any amounts which it has received in the performance of its right, powers, duties, trusts, obligations and responsibilities hereunder nor pay any interest to the Holders on such amounts.

SECTION 620. Anti-Money Laundering and Anti-Terrorist Legislation

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to all parties, provided that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective, and (iii) such resignation is not effective unless a successor trustee has been appointed in accordance with Article 6.

SECTION 621. Right not to Act

The Trustee shall retain the right not to act and shall not be liable for refusing to act if it is due to a lack of information or instructions or if the Trustee, in its sole judgment, acting reasonably, determines that such act is conflicting with or contrary to the terms of this Indenture or any applicable Law or regulation of any jurisdiction or any applicable order or directive of any court, governmental agency or other regulatory body.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

SECTION 701. Company and Guarantor to Furnish to Trustee Names and Addresses of Holders.

The Company and the Guarantor will furnish or cause to be furnished to the Trustee:

(1) semi-annually either (i) not later than January 15 and July 15 in each year in the case of any series of Securities consisting solely of Original Issue Discount Securities, which by their terms do not bear interest to Maturity, or (ii) not more than 15 days after each Regular Record Date in the case of Securities of any other series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding January 1 or July 1 or as of such Regular Record Date, as the case may be, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by applicable law.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor, the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

SECTION 703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to applicable law at the times and in the manner provided pursuant thereto.

SECTION 704. Reports by Company and Guarantor.

The Company and the Guarantor shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to applicable law at the times and in the manner provided pursuant to applicable law, provided that, any such documents filed by the Company or the Guarantor with the Canadian securities regulatory authorities and publicly available on SEDAR+ (or any successor system) shall be deemed filed with the Trustee and transmitted to Holders by the Company or the Guarantor, as the case may be.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantor’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company or the Guarantor, as the case may be).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with, amalgamate with or merge into any other corporation or convey or transfer its properties and assets as a whole or substantially as a whole to any Person, unless:

(1) the corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person that acquires by operation of law or by conveyance or transfer the properties and assets of the Company as a whole or substantially as a whole shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of Canada or any province or territory thereof, and shall (except in any case where such assumption is deemed to have occurred by the sole operation of law, and the Opinion of Counsel referred to in Clause (3) below states that such assumption is deemed to have occurred by the sole operation of law), expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, amalgamation, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Company Substituted.

Upon any consolidation or amalgamation of the Company with, or merger of the Company into, any other corporation or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter; provided, however, that no such conveyance or transfer shall have the effect of releasing the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor on any of the Securities unless such conveyance or transfer is followed by the complete liquidation of the Company.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities or the Guarantees; or

(2) to add to the covenants of the Company or of the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add any additional present, future or contingent payment obligation of the Guarantor under any Guarantee for the benefit of the Holders of all or any series of Securities (and if such additional payment obligations are to be for the benefit of less than all series of Securities, stating that such additional payment obligations are expressly being included solely for the benefit of such series); or

(5) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(6) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(7) to establish the form or terms of Securities of any series or the form of Guarantees as permitted by Sections 201 and 301;

(8) to add or amend provisions for purposes of effecting the subordination of Securities of any series, or the Guarantee of Securities of any series, subordinated to other obligations of the Company or the Guarantor as contemplated by Section 301(19); or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(10) giving effect to any Extraordinary Resolution or Ordinary Resolution; or

(11) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under any applicable law of Canada or any province or territory thereof heretofore or hereafter enacted; or

(12) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 903. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 904. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company, the Guarantees endorsed thereon may be executed by the Guarantor and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency by Company.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. With respect to any Global Security, any such presentation, payment, notice or demand effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at such office or agency in the Place of Payment for such Global Security in accordance with the provisions of this Indenture. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Maintenance of Office or Agency by Guarantor.

The Guarantor will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment under the Guarantees endorsed thereon and where notices and demands to or upon the Guarantor in respect of the Guarantees endorsed on the Securities of that series and this Indenture may be served. The Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Guarantor may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for such purpose or where such notices or demands may be served and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Guarantor of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Guarantor will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1004. Money for Securities Payments to be Held in Trust.

If the Company or the Guarantor shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by applicable law, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of applicable law applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any moneys deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of or any premium or interest on any Security of any series, and remaining unclaimed for two years after the date when such principal or interest has become due and payable, shall be paid to the Company or the Guarantor, as the case may be, on Company Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Montréal, Québec, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor, as the case may be.

SECTION 1005. Annual Certificate of Compliance.

The Company and the Guarantor will each deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Company or the Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

SECTION 1006. Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1007. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company and the Guarantor may, with respect to the Securities of any series or the Guarantees endorsed thereon, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(19), 901(2) or 901(7) for the benefit of the Holders of such series or in of Section 1006, if before or after the time for such compliance the Holders of the Outstanding Securities of such series shall, by Ordinary Resolution, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company (including any such redemption affecting only a single Security), the Company shall, not more than 75 days and at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days nor less than 10 days prior to the Redemption Date in accordance with the procedures of the Depositary (in the case of Global Securities) or in the case of Definitive Securities on a pro rata basis (disregarding fractions) according to the principal amount of the Outstanding Securities of such series registered in the respective names of each Holder, or in such other manner as the Trustee may consider equitable, provided that such selection is proportionate (to the nearest minimum authorized denomination for the Securities), provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days nor less than 10 days prior to the Redemption Date, in accordance with the procedures of the Depositary (in the case of Global Securities) or in the case of Definitive Securities, in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by hand delivery, by e-mail or other similar electronic methods, or by first-class mail, postage prepaid, in each case sent not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register or, if the Securities to be redeemed are in the form of Global Securities, in accordance with the Applicable Procedures.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price (or if not then ascertainable the method of calculation of the Redemption Price),

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(6) that the redemption is for a sinking fund, if such is the case, and

(7) if applicable, the CUSIP numbers of the Securities of that series.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and, unless otherwise specified or contemplated by Section 301, shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1004) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest up to, but excluding, the Redemption Date, unless otherwise specified as contemplated by Section 301; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or such Holder’s attorney or mandatary duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, having endorsed thereon a Guarantee duly executed by the Guarantor.

SECTION 1108. Purchase of Securities.

At any time and from time to time, the Company may, at its option, purchase Securities or beneficial interests in Global Securities in the market or by tender or by private contract at such price or prices and upon such terms and conditions as the Company in its absolute discretion may determine. Notwithstanding the foregoing, the Guarantor and any Subsidiary of the Company or of the Guarantor may purchase Securities at any time in the ordinary course of its business in dealing with securities, subject to applicable law.

In the event of a purchase of beneficial interests in Global Securities, the amount of the decrease in value of each such Global Security, and the new principal amount of each such Global Security shall be evidenced in one of the manners set forth in Section 1107, which such adaptations as are necessary, or in such other manner as may be agreed upon by the Company and the Depositary.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities or pursuant to Article Nine.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities, provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 20 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 10 days prior to each such sinking fund payment date, the Depositary (in the case of Global Securities) or the Trustee (in the case of certificated securities) shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and the Trustee shall cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

GUARANTEES

SECTION 1301. Guarantee.

The Guarantor hereby fully and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee and to the Trustee the due and prompt payment of the principal of and any premium or interest on such Security and the due and prompt payment of the sinking fund payments, if any, provided for pursuant to the terms of such Security (the “Guaranteed Obligations”), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms of such Security and of this Indenture (the “Guarantee”). In case of the failure of the Company punctually to make any such payment of Guaranteed Obligations, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as solidary codebtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, any failure to enforce the provisions of any Security of any series or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of any Security of any series or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of amalgamation, merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of a Security issued under this Indenture and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Security except by payment in full of the principal of (and premium, if any) and interest on such Security.

SECTION 1302. Guarantee Unconditional.

Subject to the provisions with respect to the subordination of such Guarantee to other obligations of the Guarantor as contemplated by Section 301(19), the Guarantee with respect to the Securities of a series shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the Guaranteed Obligations or of any security therefore to which the parties thereto may hereafter agree, nor by any agreements or arrangements whatever with the Company or anyone else. The liability of the Guarantor hereunder is direct and unconditional and may be enforced without requiring the Trustee first to resort to any other right or security. The Guarantor hereby waives all benefits of division and discussion. The obligation of the Guarantor hereunder shall be irrevocable and unconditional irrespective of, shall not be affected or limited by, and shall not be subject to any defense, set-off, counterclaim or termination by reason of: (i) the legality, genuineness, validity, regularity or enforceability of this Guarantee or the liabilities of the Company guaranteed hereby; (ii) any provision of applicable law or regulation prohibiting the payment by the Company of the Guaranteed Obligations; or (iii) any other fact or circumstance which might otherwise constitute a defense to a guarantee including without limitation, any failure to perfect or continue the perfection of any security interest, hypothec or other lien securing all or any part of the Guaranteed Obligations, the invalidity or unenforceability of any of the Guaranteed Obligations, or the release of any party guaranteeing all or a portion of the Guaranteed Obligations. The Guarantor confirms that in executing and delivering this Guarantee it has not relied on any representation, warranty or other statement or agreement by the Trustee. All recourses of the Trustee hereunder shall be exercised in accordance with its powers under the Indenture.

SECTION 1303. Subrogation.

Obligations of the Guarantor to which a Guarantee is subordinated pursuant to Section 301(19) shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such obligations of the Guarantor then outstanding. Upon the payment in full of all such obligations of the Guarantor, the Guarantor shall be subrogated to all rights of the Holder of a Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the relevant series shall have been paid in full.

SECTION 1304. Execution and Delivery of Guarantees.

To evidence its guarantee set forth in Section 1301, the Guarantor hereby agrees to execute the Guarantee in a form established pursuant to Section 205, to be endorsed on each Security authenticated and delivered by the Trustee. Each such Guarantee shall be signed manually or by facsimile by a person duly authorized thereto by Board Resolution of the Guarantor.

Guarantees bearing the facsimile and electronic signature of any individual who was at any time such an authorized person of the Guarantor shall bind the Guarantor, notwithstanding that such individual shall have ceased to be such an authorized person prior to the authentication and delivery of the Securities upon which such Guarantees are endorsed or was not such an authorized person at the date of such Securities.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor.

ARTICLE FOURTEEN

MISCELLANEOUS PROVISIONS

SECTION 1401. Indenture and Securities Solely Corporate Obligations.

No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company, the Guarantor, or of any successor corporation to the Company or the Guarantor, either directly or through the Company or the Guarantor, as the case may be, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, directors or employees, as such, of the Company, the Guarantor or of any successor corporation to the Company or the Guarantor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or any of the Securities or the Guarantees or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or the Guarantees or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the issue of such Securities and the execution of such Guarantees.

SECTION 1402. Execution in Counterparts.

This Indenture may be executed by manual, facsimile or electronic signature (provided that any such electronic signature is a true representation of the signer’s actual signature), and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1501. Purpose, Effect and Convention of Meetings.

(1) Wherever in this Indenture a consent, waiver, notice, authorization or resolution of the Holders (or any of them) is required, a meeting may be convened in accordance with this Article Fifteen to consider and resolve whether such consent, waiver, notice, authorization or resolution should be approved by the Holders. An Ordinary Resolution shall constitute conclusively such consent, waiver, notice, authorization or resolution; provided that an Extraordinary Resolution shall be required wherever in this Indenture such consent, waiver, notice, authorization or resolution of the Holders is required to be approved by Extraordinary Resolution or otherwise by Holders of at least 66 2⁄3% in principal amount of the Outstanding Securities.

(2) At any time and from time to time, the Trustee on behalf of the Company may and, on receipt of a Company Order or upon the request in writing of the Holders of not less than 25% in principal amount of the Securities of the relevant series then Outstanding or of all Securities then Outstanding, as applicable, and upon being indemnified and funded for the costs thereof to the reasonable satisfaction of the Trustee by the Company or the Holders signing such written request, will, convene a meeting of all Holders.

(3) If the Trustee fails to convene a meeting after being duly requested as aforesaid (and indemnified and funded as aforesaid), the Company or such Holders may themselves convene such meeting and the notice calling such meeting may be signed by such Person as the Company or those Holders designate, as applicable.

(4) Every such meeting will be held in Montréal, Québec, or Toronto, Ontario, or such other place or in any manner (including by way of a “virtual” meeting held online or by electronic means) as may be approved or determined by the Trustee or the Company.

SECTION 1502. Notice of Meetings.

At least 21 days’ notice of any meeting of the Holders of one or more series of Securities or of all Securities then Outstanding, as the case may be, shall be given to the Holders of such series of Securities or of all Securities then Outstanding, as applicable, in the manner provided in Section 106 and a copy of such notice shall be sent to the Trustee, unless the meeting has been called by the Trustee, and to the Company, unless such meeting has been called by the Company. Such notice shall state the time when and the place where, or the manner in which, the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. A failure to provide notice of a meeting to any Holder of Securities shall not invalidate any resolution passed at any such meeting. A Holder may waive notice of a meeting either before or after the meeting.

SECTION 1503. Chairperson.

An individual, who need not be a Holder, nominated in writing by the Trustee shall be chairperson of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Holders present or by proxy shall choose some individual present to be chairperson.

SECTION 1504. Quorum.

Subject to this Indenture, a quorum at any meeting of Securities of one or more series or of all Securities shall consist of one or more Holders present or represented by proxy and representing at least 25% of the principal amount of the Securities of the relevant series then Outstanding or of all Securities then Outstanding, as applicable. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Holders or pursuant to a request in writing of the Holders of not less than 25% in principal amount of the Securities of the relevant series then Outstanding or of all Securities then Outstanding, as applicable, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, or in the same manner, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders present or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the Securities of the relevant series or of all series then Outstanding, as applicable. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

SECTION 1505. Power to Adjourn.

The chairperson of any meeting at which a quorum of Holders is present may, with the consent of the Holders of a majority in principal amount of the Securities represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

SECTION 1506. Show of Hands.

Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

SECTION 1507. Poll.

On every resolution proposed to be passed as an Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the chair of the meeting or one or more Holders or proxyholders for Holders holding at least 5% of the principal amount of the Securities represented at the meeting demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chair of the meeting shall direct. If a poll is taken, other than for Extraordinary Resolutions, then such poll will be decided by the votes of the Holders of a majority in principal amount of the Securities represented at the meeting and voted on the poll. A poll for an Extraordinary Resolution to be passed will require the affirmative votes of Holders present or represented by proxy at the meeting who hold not less than 66 2⁄3% of the aggregate principal amount of the Securities represented at the meeting and voted on the poll.

SECTION 1508. Voting.

On a show of hands, every Person who is present and entitled to vote, whether as a Holder or as proxyholder for one or more Holders or both, shall have one vote. On a poll, each Holder present or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Securities held by such Holder on the record date fixed for the meeting. A proxyholder need not be a Holder. In the case of joint Holders of a Security, any one of them present or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present or represented by proxy, they shall vote together in respect of the Securities of which they are joint Holders.

SECTION 1509. Proxies.

A Holder may be present and vote at any meeting of Holders by an authorized representative. The Company (in case it convenes the meeting) or the Trustee (in any other case), for the purpose of enabling the Holders to be present and vote at any meeting without producing their Securities, and of enabling them to be present and vote at any such meeting by proxy and of depositing instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(1) voting by proxy by Holders, the form of the instrument appointing a proxyholder (which shall be in writing) and the manner in which it may be executed, and the authority to be provided by any Person signing a proxy on behalf of a Holder;

(2) the deposit of instruments appointing proxyholders at such place or in such manner as the Trustee, the Company or the Holders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(3) the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held or in any other manner and enabling particulars of such instruments appointing proxyholders to be mailed, facsimiled or otherwise provided (including by electronic means) before the meeting to the Company or to the Trustee and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at a meeting as the Holders of any Securities, or as entitled to vote or, subject to Section 1510, be present at the meeting in respect thereof, shall be Holders and Persons whom Holders have by instrument in writing duly appointed as their proxyholders.

SECTION 1510. Persons Entitled to Attend Meetings.

The Company and the Trustee, by their directors, officers and employees and the legal advisors of the Company, the Trustee or any Holder may attend any meeting of the Holders, but shall have no vote as such.

SECTION 1511. Powers Exercisable by Extraordinary Resolution.

In addition to the powers conferred upon them by any other provision of this Indenture (including Section 513) or by law, a meeting of the Holders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (9) and (10) to receipt of the prior approval of the exchange, if any, on which any securities of the Company are then listed:

(1) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders or the Trustee against the Company, or against its property, whether such rights arise under this Indenture, the Securities or otherwise;

(2) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Security which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any indenture supplemental or other instrument hereto embodying any modification, change, addition or omission;

(3) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(4) power to restrain any Holder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium, if any, or interest on the Securities, or for the execution of any trust or power hereunder or for the appointment of a liquidator, receiver or receiver and manager, or trustee in bankruptcy, or to have the Company wound up or for any other remedy under this Indenture;

(5) power to direct any Holder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted pursuant to the terms of the Indenture, of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith;

(6) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any equity interests or other securities of the Company, provided that no such assent shall be required in respect of any compromise or arrangement made by the Company in the ordinary course of business;

(7) power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Holders, such of the powers of the Holders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee, provided that the following terms shall apply to the appointment of such committee:

(A) the resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee;

(B) such committee shall consist of such number of Persons as shall be prescribed in the resolution appointing it and the members need not be themselves Holders;

(C) every such committee may elect its chair and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally, and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum; and

(D) all acts of any such committee within the authority delegated to it shall be binding upon all Holders;

(8) power to remove the Trustee from office and to appoint a new Trustee or Trustees;

(9) power to sanction the exchange of the Securities for or the conversion thereof into shares, units, bonds, notes or other securities or obligations of the Company or of any other Person formed or to be formed;

(10) power to authorize the distribution in specie of any shares, units, bonds, notes, or other obligations or securities received pursuant to a transaction authorized under the provisions of Section 1511(9);

(11) power to authorize the Company and the Trustee to grant extensions of time for payment of interest on any of the Securities, whether or not the interest, the payment in respect of which is extended, is at the time due or overdue;

(12) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Holders or by any committee appointed pursuant to Section 1511(7); and

(13) power to sanction any scheme for the reconstruction or reorganization of the Company or for the consolidation, amalgamation or merger of the Company with any other entity or for the transfer of the undertaking and assets of the Company as a whole or substantially as a whole, provided that no such sanction shall be necessary for a reorganization, reorganization, consolidation, amalgamation, merger or transfer under the provisions of Article Eight.

Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Holders may be exercised or determined from time to time by Ordinary Resolution.

SECTION 1512. Meaning of Ordinary Resolution.

The expression “Ordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Article Fifteen at which a quorum of the Holders is present and passed by the affirmative votes of Holders present or represented by proxy at the meeting who hold more than 50% of the aggregate principal amount of the Securities (or applicable series of Securities, as the case may be) voted in respect of such resolution.

SECTION 1513. Meaning of Extraordinary Resolution.

The expression “Extraordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an extraordinary resolution at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Article Fifteen at which the Holders of more than 50% of the aggregate principal amount of the Securities then Outstanding (or applicable series of Securities then Outstanding, as the case may be) are present or represented by proxy and passed by the affirmative votes of Holders present or represented by proxy at the meeting who hold not less than 66 2⁄3% of the aggregate principal amount of the Securities (or applicable series of Securities, as the case may be) voted in respect of such resolution.

If, at any such meeting, the Holders of more than 50% of the aggregate principal amount of the Securities then Outstanding (or applicable series of Securities then Outstanding, as the case may be) are not present or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Holders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place or manner of holding such adjourned meeting and time as may be appointed by the chair of the meeting. Notice of the time and place or manner of holding of such adjourned meeting shall be given to the Holders in the manner specified in Section 106 at least 10 days prior to the date of the adjourned meeting. Such notice shall state that at the adjourned meeting the Holders present or represented by proxy shall constitute a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Holders present or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed to be passed as an Extraordinary Resolution at such adjourned meeting and passed by the requisite vote as provided in this Section 1513 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of more than 50% of the aggregate principal amount of the Securities then Outstanding (or applicable series of Securities then Outstanding, as the case may be) are not present or represented by proxy at such adjourned meeting.

Votes on an Extraordinary Resolution will always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

SECTION 1514. Powers Cumulative.

Any one or more of the powers in this Indenture stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers thereafter from time to time. No powers exercisable by Extraordinary Resolution will derogate in any way from the rights of the Company pursuant to this Indenture.

SECTION 1515. Minutes.

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

SECTION 1516. Instruments in Writing.

Any action which may be taken and any power which may be exercised by the Holders at a meeting held as provided in this Article Fifteen may also be taken and exercised by the Holders of not less than 50% of the aggregate principal amount of the Outstanding Securities by a signed instrument in writing, except for matters required to be approved by Extraordinary Resolution in which case such matter may be approved by an instrument in writing signed by Holders of not less than 66 2⁄3% of the aggregate principal amount of Outstanding Securities, and the expressions “resolution”, “Ordinary Resolution” or “Extraordinary Resolution” when used in this Indenture will include instruments so signed. Notice of any resolution or Extraordinary Resolution passed in accordance with this Section 1516 shall be given by the Trustee to the Holders within 30 days of the date on which such resolution or Extraordinary Resolution was passed.

SECTION 1517. Binding Effect of Resolutions.

Every resolution, Ordinary Resolution and Extraordinary Resolution passed in accordance with the provisions of this Article Fifteen at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 1516 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall, subject to applicable law, be bound to give effect accordingly to every such resolution, Ordinary Resolution, Extraordinary Resolution and instrument in writing.

SECTION 1518. Serial Meetings.

(1) If any business to be transacted at a meeting of Holders, or any action to be taken or power to be exercised by instrument in writing under Section 1516, specifically affects the rights of the Holders of one or more series in a manner or to an extent substantially differing from that in or to which it affects the rights of the Holders of any other series then:

(A) reference to such fact, indicating each series so specifically affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “Serial Meeting”;

(B) the holders of Securities of a series so specifically affected shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 1516 unless in addition to compliance with the other provisions of this Article Fifteen:

(i) at such Serial Meeting;

(ii) there are present or represented by proxy Holders of at least 25% (or for the purpose of passing an Extraordinary Resolution, Holders of at least 50%) of the aggregate Outstanding principal amount of the Securities of such series, subject to the provisions of this Article Fifteen as to quorum at adjourned meetings;

(iii) the resolution is passed by the affirmative votes of the holders of a majority (or in the case of an Extraordinary Resolution not less than 66 2⁄3%) of the aggregate Outstanding principal amount of Securities of such series on the resolution;

(iv) in the case of action taken or power exercised by instrument in writing under Section 1516, such instrument is signed in one or more counterparts by the Holders of a majority (or in the case of an Extraordinary Resolution, at least 66 2⁄3%) of the aggregate principal amount of the Outstanding Securities of such series;

provided, however, that, notwithstanding the foregoing and Section 1518(3), if any business to be transacted at a meeting of Holders or any action to be taken or power exercised by instrument in writing under Section 1516 affects the rights of the Holders of Securities of two or more series in substantially the same manner or substantially to the same extent, as determined by the Trustee, acting reasonably, and confirmed by the Opinion of Counsel, then such two or more series shall be deemed to be and treated as one series for the purposes of this Section 1518 only.

(2) If in the Opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 1516, does not adversely affect the rights of the Holders of Securities of one or more particular series, the provisions of this Article Fifteen shall apply as if the Securities of such series were not Outstanding and no notice of any such meeting need be given to the Holders of Securities of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Securities of a particular series are Outstanding shall be deemed not to adversely affect the rights of Holders of Securities of any other series.

(3) A proposal:

(A) to extend the Maturity of Securities of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(B) to modify or terminate any covenant or agreement which by its terms is effective only so long as Securities of a particular series are Outstanding; or

(C) to reduce with respect to Holders of any particular series any percentage or fractional requirement stated in Section 1504, 1507, 1516 or in this Section 1518 or in the definition of Extraordinary Resolution;

shall be deemed to specifically affect the rights of the Holders of such series in a manner substantially differing from that in which it affects the rights of holders of Securities of any other series.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BELL CANADA

By:	/s/ Eleanor Marshall
Name: Eleanor Marshall
Title: Senior Vice President, Treasurer

BCE INC.

By:	/s/ Eleanor Marshall
Name: Eleanor Marshall
Title: Senior Vice President, Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Noah Bonis Charancle
Authorized Signing Officer Noah Bonis Charancle, Corporate Trust Officer

By:	/s/ Francis Nixon
Authorized Signing Officer Francis Nixon, Corporate Trust Officer

Canadian Subordinated Indenture